Exhibit 99.1

Navient posts second quarter 2017 financial results

WILMINGTON, Del., July 18, 2017 — Navient (Nasdaq: NAVI), a leading asset management and business processing services company, today has posted its second quarter 2017 financial results. The complete financial results release is available on the company’s website at navient.com/investors. The results will also be available on the SEC’s website at http://www.sec.gov in conjunction with the filing of our Form 8-K.

Navient will hold a conference call tomorrow, July 19, 2017, at 8 a.m. EDT, hosted by Jack Remondi, president and CEO, and Chris Lown, chief financial officer.

To access the conference call, dial 855-838-4156 (USA and Canada) or 267-751-3600 (international) and use access code 40934396 starting at 7:45 a.m. EDT. The live audio webcast will be available on navient.com/investors. Supplemental financial information and presentation slides used during the company’s investor conference call will be available on the company’s website no later than the call’s start time.

A telephone and webcast replay may be accessed approximately two hours after the call through Aug. 2, 2017, at 855-859-2056 (USA and Canada) or 404-537-3406 (international), with access code 40934396.

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About Navient

Navient (Nasdaq: NAVI) is a leading provider of asset management and business processing solutions for education, healthcare, and government clients at the federal, state, and local levels. The company helps its clients and millions of Americans achieve financial success through services and support. Headquartered in Wilmington, Delaware, Navient employs team members in western New York, northeastern Pennsylvania, Indiana, Tennessee, Texas, Virginia, and other locations. Learn more at navient.com.

Contact:

Media: Patricia Nash Christel, 302-283-4076, patricia.christel@navient.com

Investors: Joe Fisher, 302-283-4075, joe.fisher@navient.com

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